UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 18, 2013

UBL Interactive, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54955	27-1077850
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6701 Carmel Road, Suite 202
Charlotte, NC		28226
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: 704-930-0297

(Former name or former address, if changed since last report)

Copies to:
Marc J. Ross, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement

On October 18, 2013, UBL Interactive, Inc. (the “Company”) sold three (3) secured convertible promissory notes in the aggregate amount of $280,000 (the "Notes") to three investors (the “Investors”) pursuant to the Third Amendment to the Transaction Documents, dated as of October 18, 2013, entered into by the Company and the Investors.  The Notes have a maturity date of January 31, 2015 and an interest rate of 5% per annum. The Notes are convertible into shares of the Company’s common stock at a rate of $0.10 per share.  The Notes are secured by all the assets of the Company.

Upon an Event of Default (as defined in the Notes) the interest rate would increase to 10% per annum (“Default Interest Rate”).  The Company would be required to pay the Default Interest Rate upon the occurrence of an Event of Default, which includes, but is not limited to, (i) the failure to pay the principal or interest due in a timely fashion, (ii) the breach of any covenant, representation or warranty made by the Company in the Note, (iii) certain liquidation or bankruptcy proceedings, or (iv) certain judgments against the Company.

In connection with the issuance of the Notes, the Company issued to the Investors, three (3) year warrants to purchase an aggregate of 1,400,000 shares of common stock, with an exercise price of $0.15 per share (the “Warrants”).  The Warrants provide for exercise on a cash or cashless basis.

The above is a summary of the Notes and the Warrants and is qualified in its entirety by the provisions of the Third Amendment to the Transaction Documents, the form of Note and form of Warrant, which are included as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Form 8-K.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description

10.1	Third Amendment to the Transaction Documents dated as of October 18, 2013.

10.2	Form of Note issued pursuant to Third Amendment to Transaction Documents, dated as of October 18, 2013.

10.3	From of Warrant issued pursuant to the Third Amendment to the Transaction Documents, dated as of October 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 24, 2013

UBL Interactive, Inc.
/s/ Doyal Bryant
By: Doyal Bryant Title: Chief Executive Officer